Exhibit 10.2
TRANSITION AGREEMENT
This Transition Agreement (this “Agreement”) dated as of September 2, 2026 is by and among Patrick Thompson (the “Executive”), QuoteLab, LLC, a Delaware limited liability company (the “Company”), and MediaAlpha, Inc., a Delaware corporation and ultimate parent of the Company (“Parent”).

This Agreement outlines the terms of Executive’s transition.
1.Executive’s last day as Chief Financial Officer and Treasurer of the Company and Parent is October 1, 2026 (“Transition Date”).
2.From the Transition Date to October 30, 2026 (“Last Day”), Executive will continue to be employed by the Company with the title of Special Advisor, which will be a non-officer position to ensure an orderly transition of duties. Executive’s employment will end on the Last Day.

3.Following Executive’s execution of the Company’s and Parent’s standard release agreement on the Last Day (the “Release”), Parent and Executive will enter into a consulting agreement (“Consulting Agreement”) for the period beginning on the Last Day and ending on February 26, 2027. Pursuant to the Consulting Agreement, Executive will be available to provide strategic transitional advice to Parent while continuing to vest to previously granted Parent restricted stock units that will vest after the Last Day through February 26, 2027.
4.Executive confirms that this separation from the Company and Parent is not related to any disagreement with the Company or Parent on any matter relating to Parent’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).
The undersigned have executed this Agreement as of the date first above written.
EXECUTIVE:
__/s/ Patrick R. Thompson________
Patrick Thompson
QUOTELAB, LLC
By: _/s/ Steven Yi_______________
Name:     Steven Yi
Title: President and Chief Executive Officer

MEDIAALPHA, INC.
By: __/s/ Steven Yi _____________
Name:     Steven Yi
Title: President and Chief Executive Officer